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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Amendment No. 5 to the Amkor Technology, Inc. Registration Statement
(no. 333-37235) on Form S-1 and the Registration Statement pursuant to Rule 462(b) relating to the Registration Statement (File No. 333-37235).

                                          Chong Un & Company

Seoul, Korea
April 30, 1998